Exhibit 5.1

111 N. Sixth Street
P.O. Box 679
Reading, PA 19603
(610) 478-2000
www.stevenslee.com

August 7, 2026

Board of Directors

QNB Corp.

15 North Third Street, P.O. Box 9005

Quakertown, Pennsylvania 18951-9005

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to QNB Corp. (the “Company”) in connection with the registration by the Company of up to an aggregate of $75,000,000 of securities (the “Securities”), consisting of any of the following: (i) shares of common stock, $0.625 par value per share, of the Company (“Common Stock”); (ii) warrants to purchase shares of Common Stock (“Warrants”); (iii) debt securities of the Company, whether senior or subordinated (collectively, “Debt Securities”); and (iv) units comprised of shares of Common Stock, Warrants, Debt Securities or any combination of those securities (collectively, the “Units”). The Securities are being registered under a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company on the date hereof, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion letter is Exhibit 5.1 to the Registration Statement and is being furnished in connection with the requirements of Item 601(b)(5) of Commission Regulation S-K.

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”), and any amendments or supplements thereto.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the Commonwealth of Pennsylvania and of officers of the Company as we deemed necessary or appropriate to express the opinions set forth herein.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that, as of the date hereof:

1.
With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), (i) when the

Allentown • Bergen County • Bala Cynwyd • Cleveland • Fort Lauderdale • Harrisburg • Lancaster • New York
Philadelphia • Princeton • Reading • Rochester • Scranton • Valley Forge • Wilkes-Barre • Wilmington

A PROFESSIONAL CORPORATION

Board of Directors

August 7, 2026

Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (v) when the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”) and the By-Laws of the Company, as amended (the “Bylaws”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) when certificates in the form required under the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Warrants), when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.
2.
With respect to the Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters, (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Articles of Incorporation and the Bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable warrant agent, (vi) the Common Stock relating to such Offered Warrants has been duly authorized for issuance, (vii) the applicable warrant agreement has been duly authorized, executed and delivered by each party thereto, and (viii) the Offered Warrants have been duly

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August 7, 2026

executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable warrant agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable warrant agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
3.
With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities” and together with the Offered Common Shares and the Offered Warrants, the “Offered Securities”), when (i) the Registration Statement has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the indenture and any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the consideration received therefor and related matters, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law, the Articles of Incorporation as then in effect or Bylaws as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the indenture and any supplemental indenture relating to such Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the indenture and any supplemental indenture relating to such Offered Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
4.
With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Units has

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August 7, 2026

been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering or in a best efforts placement offering, the underwriting agreement or placement agency agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (“Unit Agreements”), if any, and any Offered Securities which are components of such Offered Units, the terms of the offering thereof and related matters, (v) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Articles of Incorporation and the Bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the (a) Offered Units, (b) the Unit Agreements, if any, and (c) such Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (x) Unit Agreement and (y) warrant agreement, in the case of Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

Our opinions herein reflect only the application of applicable laws of the Commonwealth of Pennsylvania and, with respect to the opinions expressed in opinion paragraphs (2), (3) and (4) above, the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In delivering this opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.
The opinions set forth above are subject to and may be limited by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement,

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August 7, 2026

liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.
We have assumed that, at or prior to the time of the delivery of any such Security, (i) the board of directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, and that a prospectus supplement shall have been prepared and filed with the Commission describing the Securities offered thereby; (iv) the indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security.
We have assumed that the execution, delivery and performance by the Company of any Security whose terms are established subsequent to the date hereof (i) require no action by or in respect of, or filing with, any governmental body, agency or official and (ii) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.
You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.
In our review, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies, (v) the proper filing or recording of all notices, certificates, and documents where such filing and recording is necessary, and (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate
As to any facts material to the opinions provided herein that we did not independently establish or verify, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company, all of which we assume to be true, correct and complete. We have also assumed that all records and other

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August 7, 2026

information made available to us by the Company, and upon which we relied, are complete in all respects.
The opinions set forth herein are limited to the matters expressly set forth herein and no opinion may be inferred or implied beyond the matters expressly stated herein, and such opinions must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth above.

We hereby consent to be named in the Registration Statement and in the Prospectus as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

STEVENS & LEE, P.C.

/s/ Stevens & Lee, P.C.